UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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SUPREME INDUSTRIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPREME INDUSTRIES, INC.

2581 East Kercher Road

P.O. Box 237

Goshen, IN  46528

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 8, 2008

To Stockholders of

SUPREME INDUSTRIES, INC.:

The annual meeting of stockholders of Supreme Industries, Inc. (the “Company”) will be held at the Courtyard by Marriott, 1930 Lincolnway East, Goshen, Indiana on May 8, 2008 at 10:00 a.m. Eastern Time for the following purposes:

1.               To elect nine directors to serve until the next annual meeting of stockholders and until their respective successors shall be elected and qualified;

2.               To ratify an amendment made by the Company’s Board of Directors to the Company’s Amended and Restated 2004 Stock Option Plan to increase the number of shares available for issuance;

3.               To ratify the selection of Crowe Chizek and Company LLC as Independent Registered Public Accounting Firm; and

4.               To transact such other business as may properly come before the meeting and any adjournment thereof.

Information regarding matters to be acted upon at this meeting is contained in the accompanying Proxy Statement.  Only stockholders of record at the close of business on March 20, 2008 are entitled to notice of and to vote at the meeting and any adjournment thereof.

All stockholders are cordially invited to attend the meeting.

IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THE MEETING, REGARDLESS OF THE NUMBER OF SHARES YOU HOLD.  PLEASE COMPLETE, SIGN, AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING.

By Order of the Board of Directors

Goshen, Indiana	William J. Barrett
April 4, 2008	Secretary

SOLICITATION OF PROXIES

This Proxy Statement and accompanying Proxy are furnished to stockholders in connection with the solicitation of proxies by the Board of Directors of Supreme Industries, Inc. (the “Company”) for use at the Annual Meeting of Stockholders to be held at the Courtyard by Marriott, 1930 Lincolnway East, Goshen, Indiana on May 8, 2008 at 10:00 a.m. Eastern Time, or at any adjournment thereof.  The Notice of Meeting, the form of Proxy, and this Proxy Statement are being mailed to the Company’s stockholders on or about April 4, 2008.

The expense of proxy solicitation will be borne by the Company.  Although solicitation is to be made primarily through the mail, the Company’s officers and/or employees and those of its transfer agent may solicit proxies by telephone or personal contact, but in such event no additional compensation will be paid by the Company for such solicitation material regarding the meeting to beneficial owners of the Company’s Common Stock, and in such event the Company will reimburse them for all accountable costs so incurred.

A copy of the 2007 Annual Report to Stockholders of the Company for its fiscal year ended December 29, 2007, is being mailed with this Proxy Statement to all such stockholders entitled to vote, but does not form any part of the information for solicitation of proxies.

RECORD DATE AND VOTING SECURITIES

The Board of Directors of the Company has fixed the close of business on March 20, 2008, as the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting.  As of the record date, there were 11,011,299 shares of Class A Common Stock and 2,024,133 shares of Class B Common Stock of the Company issued and outstanding.  The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of Common Stock as of the record date is necessary to constitute a quorum at the Annual Meeting with respect to matters upon which both classes of Common Stock are entitled to vote.

ACTION TO BE TAKEN AND VOTE REQUIRED

Action will be taken at the meeting to elect a Board of Directors, to ratify an amendment to the Company’s Amended and Restated 2004 Stock Option Plan, and to ratify the selection of Crowe Chizek and Company LLC as Independent Registered Public Accounting Firm.  The proxy will be voted in accordance with the directions specified thereon, and otherwise in accordance with the judgment of the persons designated as proxies.  Any proxy on which no directions are specified will be voted for the election of directors named herein and otherwise in accordance with the judgment of the persons designated as proxies.  Any person executing the enclosed proxy may nevertheless revoke it at any time prior to the actual voting thereof by filing with the Secretary of the Company either a written instrument expressly revoking it or a duly executed proxy bearing a later date.  Furthermore, such person may nevertheless elect to attend the meeting and vote in person, in which event the proxy will be suspended.

The Company’s Certificate of Incorporation authorizes two classes of $.10 par value Common Stock (designated Class A and Class B) as well as one class of $1.00 par value preferred stock.  No shares of the preferred stock are outstanding.  In voting on all matters expected to come before the meeting, a stockholder of either Class A or Class B Common Stock will be entitled to one vote, in person or by proxy, for each share held in his or her name on the record date, except that the holders of Class A Common Stock shall be entitled to elect that number (rounded down) of directors equal to the total number of directors to be elected divided by three, i.e., three directors, and the holders of Class B Common Stock shall be entitled to elect the remaining directors.  The election of three directors by the holders of the Class A Common Stock requires the affirmative vote of a majority of the shares of Class A Common Stock represented in person or by proxy at a meeting at which a majority of the outstanding Class A shares is present.  The ratification of the selection of auditors requires the affirmative vote of the holders of a majority of the outstanding shares of the Common Stock present, in person or by proxy, at the Annual Meeting.  The Company’s Certificate of Incorporation prohibits cumulative voting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tabulation sets forth the names of those persons who are known to management to be the beneficial owners as of March 20, 2008 of more than five percent of the Company’s Class A or Class B Common Stock.  Such tabulation also sets forth the number of shares of the Company’s Class A or Class B Common Stock beneficially owned as of March 20, 2008 by all of the Company’s directors and nominees (naming them) and all directors and officers of the Company as a group (without naming them).  Persons having direct beneficial ownership of the Company’s Common Stock possess the sole voting and dispositive power in regard to such stock.  Class B Common Stock is freely convertible on a one-for-one basis into an equal number of shares of Class A Common Stock, and ownership of Class B shares is deemed to be beneficial ownership of Class A shares under Rule 13d-3(d)(1) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  As of March 20, 2008, there were 11,011,299 Class A shares and 2,024,133 Class B shares outstanding.

The following tabulation also includes Class A shares covered by options granted under the Company’s 2004, 2001, and 1998 Stock Option Plans, which options are collectively referred to as “Stock Options.”  The Stock Options have no voting or dividend rights.

Finally, the following tabulation includes restricted Class A shares, as defined in the Company’s Amended and Restated 2004 Stock Option Plan, which shares are referred to as “Restricted Stock.”  Restricted Stock has the right to vote and receive dividends; however, it contains restrictions regarding the holder’s ability to sell, transfer, pledge, or assign such Stock.

Name and Address	Title	Amount and Nature of		Percent of
of Beneficial Owner	Class	Beneficial Ownership		Class (1)
Wilen Management Company, Inc.	Class A	763,502	(2)	7.0%
2360 West Joppa Road, Suite 226
Lutherville, MD 21093

Heartland Advisors, Inc.	Class A	600,000	(3)	5.5%
789 North Water Street
Milwaukee, WI 53202

William J. Barrett	Class A	1,561,151	(4)(5)(9)(10)	13.1%
636 River Road	Class B	702,796	(5)	34.7%
Fair Haven, NJ 07704

Arthur M. Borden	Class A	29,685	(4)	*
860 UN Plaza
New York, NY 10017

Name and Address	Title	Amount and Nature of		Percent of
of Beneficial Owner	Class	Beneficial Ownership		Class (1)
Robert J. Campbell	Class A	144,566	(4)(7)(9)	1.3%
15690 Treasure Cove	Class B	44,044		2.2%
Bullard, TX 75757

Thomas Cantwell	Class A	518,220	(4)(9)	4.5%
#1 McGill St., Apt. 1010	Class B	500,945		24.7%
Montreal, Quebec, Canada H2Y 4A3

Edward L. Flynn	Class A	113,400	(8)	1.0%
7511 Myrtle Avenue
Glendale, NY 11385

Herbert M. Gardner	Class A	1,078,220	(4)(6)(9)(10)	9.2%
636 River Road	Class B	576,414	(6)	28.5%
Fair Haven, NJ 07704

Omer G. Kropf	Class A	587,880	(4)	5.3%
2581 East Kercher Road
Goshen, IN 46528

Jeffery D. Mowery	Class A	56,167	(4)(10)	*
2581 East Kercher Road
Goshen, IN 46528

Mark C. Neilson	Class A	41,500	(4)	*
7140 Calabria Court
San Diego, CA 92122

Robert W. Wilson	Class A	159,023	(4)(10)	1.4%
2581 East Kercher Road
Goshen, IN 46528

All directors and officers as a group of (10) persons	Class A	4,289,812	(4)(5)(6)(7)(8)(9)	32.3%
	Class B	1,824,199	(5)(6)	90.1%

* Less than 1%

(1)  The percentage calculations have been made in accordance with Rule 13d-3(d)(1) promulgated under the Exchange Act.  In making these calculations, shares beneficially owned by a person as a result of the ownership of Stock Options, or ownership of Class B Common Stock, were deemed to be currently outstanding solely with respect to the holders of such options or Class B shares.

(2)  Wilen Management Company, Inc. (“Wilen”) filed a Schedule 13G/A on January 30, 2008 reporting that Wilen owns and has sole voting and dispositive power over 763,502 shares of Class A Common Stock.  All information presented above relating to Wilen is based solely on the Schedule 13G/A.

(3)  Heartland Advisors, Inc. (“Heartland”) filed a Schedule 13G on February 8, 2008 reporting that Heartland owns and has sole voting and dispositive power over 600,000 shares of Class A Common Stock.  All information presented above relating to Heartland is based solely on the Schedule 13G.

(4)  Includes the number of Class A Shares set forth opposite the persons named in the following table which shares are beneficially owned as a result of the ownership of Stock Options under the Company’s 2004, 2001 and 1998 Stock Option Plans.

Stock
Options
William J. Barrett	140,011
Arthur M. Borden	6,000
Robert J. Campbell	17,411
Thomas Cantwell	11,500
Herbert M. Gardner	135,286
Omer G. Kropf	54,178
Jeffery D. Mowery	38,167
Mark C. Neilson	11,500
Robert W. Wilson	57,000
All directors and officers as a group	471,053

(5)  Includes 101,686 shares of Class A Common Stock and 14,849 shares of Class B Common Stock owned by Mr. Barrett’s wife.  Mr. Barrett has disclaimed beneficial ownership of these shares.

(6)  Includes 9,663 shares of Class A Common Stock and 58,592 shares of Class B Common Stock owned by Mr. Gardner’s wife.  Mr. Gardner has disclaimed beneficial ownership of these shares.

(7)  Includes 410 shares of Class A Common Stock owned beneficially by Mr. Campbell’s wife as custodian for their children.  Mr. Campbell has disclaimed beneficial ownership of these shares.

(8)  Includes 20,000 shares of Class A Common Stock owned beneficially by Mr. Flynn’s wife.  Mr. Flynn has disclaimed beneficial ownership of these shares.

(9)  Includes the number of shares of Class A Common Stock which are deemed to be beneficially owned as a result of ownership of shares of Class B Common Stock, which Class B shares are freely convertible on a one-for-one basis into Class A shares.

(10)  Includes 10,000 shares of restricted stock issued on November 19, 2007, to each of Messrs. Barrett, Gardner, and Wilson, and 7,000 shares of restricted stock issued on the same date to Mr. Mowery.  These shares of restricted stock will vest (i.e., the restrictions will lapse) one-third (1/3) on November 19, 2008, one-third (1/3) on November 19, 2009 and one-third (1/3) on November 19, 2010, provided the recipient remains employed by the Company.  Messrs. Barrett, Gardner, Mowery, and Wilson have full voting and dividend rights on all of their respective shares of restricted stock.

Depositories such as The Depository Trust Company (Cede & Company) as of March 20, 2008 held, in the aggregate, more than 5% of the Company’s then outstanding Class A voting shares.  The Company understands that such depositories hold such shares for the benefit of various participating brokers, banks, and other institutions which are entitled to vote such shares according to the instructions of the beneficial owners thereof.  The Company has no reason to believe that any of such beneficial owners hold more than 5% of the Company’s outstanding voting securities.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Nine directors are to be elected at the Annual Meeting of Stockholders.  Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees shown below for the term of one year and until their successors are duly elected and have qualified.  The Company’s Board of Directors is currently comprised of nine members.

Omer G. Kropf has served as a director of the Company since 1984 and will continue to serve until the Annual Meeting of Stockholders.  However, Mr. Kropf will not be standing for re-election.  Accordingly, based upon a nomination by the independent directors, the Company’s Board of Directors has nominated Wayne A. Whitener to fill the vacancy on the Board.

Of the persons named below, Messrs. Borden, Flynn and Neilson have been nominated for election by the holders of Class A Common Stock, and the remaining persons have been nominated for election by the holders of Class B Common Stock.

The nominees for election by holders of Class A Common Stock were recommended to the Board of Directors by a majority of the independent directors of the Board.

Messrs. Gardner, Barrett, and Wilson were the executive officers of the Company (or its subsidiary) as of December 29, 2007.  Officers are elected annually by the Board of Directors at the Annual Meeting of Directors held immediately following the Annual Meeting of Stockholders.

Although it is not contemplated that any nominee will be unable to serve as a director, in such event the proxies will be voted by the holders thereof for such other person as may be designated by the current Board of Directors.  The management of the Company has no reason to believe that any of the nominees will be unable or unwilling to serve if elected to office, and to the knowledge of management, the nominees intend to serve the entire term for which election is sought.

Only nine nominees for director are named, even though the Company’s bylaws allow a maximum of fifteen, since the proposed size of the board is deemed adequate to meet the requirements of the Board of Directors.  The proxies given by the Class A stockholders cannot be voted for more than three persons, and the proxies given by Class B stockholders cannot be voted for more than six persons.  The information set forth below with respect to each of the nominees has been furnished by each respective nominee.

	Executive
Name, Age, and Business Experience	Officer Since	Positions With Company

Herbert M. Gardner, 68 Chairman of the Board and Chief Executive Officer of the Company since 1979, President of the Company from June 1992 to February 2006; Executive Vice President of Barrett-Gardner Associates, Inc., an investment banking firm, since November 2002 and previously Senior Vice President of Janney Montgomery Scott LLC, investment bankers; Director of	1979	Chairman of the Board and Chief Executive Officer

Executive
Name, Age, and Business Experience	Officer Since	Positions With Company

Rumson-Fair Haven Bank and Trust Company, a New Jersey state independent, commercial bank and trust company; Director of Nu Horizons Electronics Corp., an electronic component distributor; Director of TGC Industries, Inc., a company engaged in the geophysical services industry; Director of Chase Packaging Corporation, a development stage company; and Director of Co-Active Marketing Group, Inc., a marketing and sales promotion company.

Robert W. Wilson, 63
Director of the Company since 1990; President and Chief Operating Officer of the Company since February 2006; Executive Vice President of the Company from December 1992 through February 2006; Treasurer and Chief Financial Officer of the Company from December 1992 through April 2005; Vice President of Finance, Treasurer, and Assistant Secretary of Supreme Corporation, a wholly-owned subsidiary of the Company, from 1998 through April 2005; co-holder of Office of the President of Supreme Corporation from November 2000 through April 2005; President and CEO of Supreme Corporation since May 2005.

	1992	President, Chief Operating Officer, and Director

William J. Barrett, 68
Secretary and Assistant Treasurer of the Company and a Director since 1979 and Executive Vice President (Long Range and Strategic Planning) of the Company since 2004; President of Barrett-Gardner Associates, Inc., an investment banking firm, since November 2002, and previously Senior Vice President of Janney Montgomery Scott LLC, investment bankers; Chairman of the Board and Director of Rumson-Fair Haven Bank and Trust Company, a New Jersey state independent, commercial bank and trust company; Director of TGC Industries, Inc., a company engaged in the geophysical services industry; Director of Chase Packaging Corporation, a development stage company; Director of MassMutual Corporate Investors, a closed-end investment company; and Director of MassMutual Participation Investors, a closed-end investment company.

	1979	Executive Vice President (Long Range and Strategic Planning), Assistant Treasurer, Secretary, and Director

Arthur M. Borden, 88
Director of the Company since 2005; Of Counsel, Katten Muchin Zavis Rosenman, since 2002; Of Counsel, Rosenman & Colin LLP from 1993 to 2002; Partner, Rosenman & Colin LLP from 1987 to 1992; and Director, Scientific Industries, Inc., a manufacturer and distributor of laboratory equipment.

	n/a	Director

Executive
Name, Age, and Business Experience	Officer Since	Positions With Company

Robert J. Campbell, 76
Director of the Company since 1979; Retired Chief Executive Officer of TGC Industries, Inc., from March 1996 to December 1998, a company engaged in the geophysical services industry; Vice Chairman of the Board and Chief Executive Officer of TGC from July 1993 through March 1996; Chairman of the Board and Chief Executive Officer of TGC from July 1986 to July 1993; and prior to such time, President and Chief Executive Officer of the Company for more than five years.

	n/a	Director

Dr. Thomas Cantwell, 80
Director of the Company since 1979; 1978 to present, independent investor; September 1987 to present, President of Technical Computer Graphics, Inc., a software/hardware integrator in the computer graphics field; Director of VertigoXMedia, a developer of television broadcast control systems; and Director of Miranda Technologies, a manufacturer of digital video and audio equipment.

	n/a	Director

Edward L. Flynn, 73
Director of the Company since 2007; Owner of Flynn Meyer Company, a management company for the restaurant industry, since 1976; Director and Treasurer of Citri-Lite Co., a soft drink company, since 1994; Director of TGC Industries, Inc., a geophysical services company; and Director of Chase Packaging Corporation, a development stage company.

	n/a	Director

Mark C. Neilson, 49
Director of the Company since 2003; Partner, Tatum, LLC, a national financial technology and consulting firm, since September 2005; Chief Financial Officer of Towne Air Freight, Inc., an air freight trucking company, from April 2001 to February 2005; Independent business consultant from November 1998 to March 2001; Chief Financial Officer of Therm-O-Lite, Inc., a manufacturer of interior insulated windows, since January 2000; and Chief Financial Officer and Director of Shelter Components Corporation, a supplier to the recreational vehicle industry, from March 1986 to October 1998.

	n/a	Director

Wayne A. Whitener, 56
Director of TGC Industries, Inc. (“TGC”), a geophysical services company, since 1984; President of TGC since 1987; Chief Executive Officer of TGC since January 1999; Chief Operating Officer of TGC from July 1986 to December 1998; President of Tidelands Geophysical Co., Inc., a wholly-owned subsidiary of TGC, since 1987.

	n/a	Nominee for Director

The Board of Directors recommends a vote FOR Proposal No. 1.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10 percent of Common Stock, to file with the Securities and Exchange Commission certain reports of beneficial ownership of Common Stock. Based solely upon a review of copies of such reports furnished to the Company, the Company believes that all applicable Section 16(a) filing requirements were complied with by its directors, officers and 10 percent stockholders during 2007, except that each of Messrs. Barrett, Gardner, Kropf and Wilson failed to file one report relating to one transaction but did report the transaction in their respective year-end reports on Form 5, which were timely filed; and Mr. Jeffery D. Mowery, Chief Financial Officer of the Company, failed to file three reports relating to three transactions, but did report the transactions in his year-end report on Form 5, which was timely filed.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS;

INDEPENDENT DIRECTORS

The Executive Committee is composed of Dr. Cantwell and Messrs. Gardner, Barrett, and Wilson.  The Executive Committee, which met four times during the year ended December 29, 2007, is charged by the Company’s bylaws with the responsibility of exercising such authority of the Board of Directors as is specifically delegated to it by the Board, subject to certain limitations contained in the bylaws.

The Audit Committee is composed of Dr. Cantwell and Messrs. Neilson, Campbell, Flynn and Borden.  The Audit Committee met four times during the year ended December 29, 2007.  The purpose and functions of the Audit Committee are to appoint or terminate the independent auditors; evaluate and determine compensation of the independent auditors; review the scope of the audit proposed by the independent auditors; review quarterly condensed consolidated financial statements and the annual audited consolidated financial statements prior to issuance; consult with the independent auditors on matters relating to internal financial controls and procedures; and make appropriate reports and recommendations to the Board of Directors.

The Stock Awards Committee is composed of Dr. Cantwell and Messrs. Gardner and Barrett.  The Stock Awards Committee met twice during the year.  The Stock Awards Committee is responsible for awarding incentive stock options, nonqualified stock options, reload options, common stock, and restricted stock to key employees or individuals who provide substantial advice or other assistance to the Company so that they will apply their best efforts for the benefit of the Company.

The Company does not have a Compensation Committee at this time because the functions of a Compensation Committee are adequately performed by the independent directors.

The Company does not have a standing Nominating Committee, and nominations for director are made by the Company’s independent directors.  The Board of Directors believes that, considering the size of the Company and the Board of Directors, nominating decisions can be made effectively on a case-by-case basis, and there is no need for the added formality of a Nominating Committee.  In carrying out the functions of a Nominating Committee, the Board of Directors does not rely on a Nominating Committee Charter.  Acting in the capacity of a Nominating Committee, the Board of Directors has not adopted any policy with regard to the consideration of director candidates recommended by security holders for the reason that such a policy is deemed unnecessary since, at no time in the history of the Company, has any such recommendation ever been received from any of the Company’s security holders.

During the year ended December 29, 2007, the Board of Directors held four regularly scheduled meetings.  All of the Directors listed herein attended 75% or more of the total meetings of the Board and of the committees on which they serve.

The Board of Directors has determined that the following five directors have no material relationship with the Company that would interfere with the exercise of independent judgment and are “independent” within the meaning of the American Stock Exchange (“AMEX”) director independence standards:  Arthur M. Borden, Robert J. Campbell, Thomas Cantwell, Edward L. Flynn, and Mark C. Neilson.

AUDIT COMMITTEE AND AUDIT COMMITTEE REPORT

The responsibilities of the Audit Committee, which are set forth in the Audit Committee Charter adopted by the Board of Directors, include providing oversight to the Company’s financial reporting process through periodic meetings with the Company’s independent registered public accounting firm (“independent auditors”) and management to review accounting, auditing, internal controls, and financial reporting matters.  The members of the Audit Committee are “independent” as defined in Section 121(A) of the listing standards of the American Stock Exchange and Rule 10A-3(b)(1) under the Exchange Act.  All members of the Audit Committee are financially literate and are able to read and understand fundamental financial statements, including a balance sheet, income statement, and cash flow statement.  The Board of Directors has determined that Mr. Neilson qualifies as an “Audit Committee Financial Expert” as defined in Section 229.401(h) of the Exchange Act, and his experience and background are described in his biographical data under Proposal No. 1.  The management of the Company is responsible for the preparation and integrity of the financial reporting information and related systems of internal controls.  The Audit Committee, in carrying out its role, relies on the Company’s senior management, including senior financial management, and its independent auditors.  The Audit Committee has the authority and available funding to engage any independent legal counsel and any accounting or other expert advisors as necessary to carry out its duties.

We have reviewed and discussed with senior management the Company’s audited financial statements included in the 2007 Annual Report to Stockholders.  Management has confirmed to us that such financial statements (i) have been prepared with integrity and objectivity and are the responsibility of management and, (ii) have been prepared in conformity with accounting principles generally accepted in the United States of America.

We have discussed with Crowe Chizek and Company LLC, the Company’s independent registered public accounting firm, the matters required to be discussed by Statement of Auditing Standards (“SAS”) No. 61, “Communications with Audit Committees.”  SAS No. 61 requires the Company’s independent auditors to provide us with additional information regarding the scope and results of their audit of the Company’s financial statements, including with respect to (i) their responsibility under auditing standards of the Public Company Accounting Oversight Board (United States), (ii) significant accounting policies, (iii) management’s judgments and estimates, (iv) any significant audit adjustments, (v) any disagreements with management, and (vi) any difficulties encountered in performing the audit.

We have received from Crowe Chizek and Company LLC a letter providing the disclosures required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” with respect to any relationships between Crowe Chizek and Company LLC and the Company that in their professional judgment may reasonably be thought to bear on their independence.   Crowe Chizek and Company LLC has discussed its independence with us and has confirmed in such letter that, in its professional judgment, it is independent of the Company within the meaning of the federal securities laws.

Based on the review and discussions described above with respect to the Company’s audited financial statements included in the Company’s 2007 Annual Report to Stockholders, we have recommended to the Board of Directors that such financial statements be included in the Company’s Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

As specified in the Audit Committee Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with accounting principles generally accepted in the United States of America.  That is the responsibility of management and the Company’s independent auditors.  In giving our recommendation to the Board of Directors, we have relied on (i) management’s representation that such financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles, and (ii) the report of the Company’s independent auditors with respect to such financial statements.

The Audit Committee:

Mark C. Neilson (Chair)

Arthur M. Borden

Robert J. Campbell

Thomas Cantwell

Edward L. Flynn

Principal Accounting Fees and Services

The accounting firm of Crowe Chizek and Company LLC (“Crowe Chizek”) served as the Independent Registered Public Accounting Firm for the Company for the fiscal year ended December 29, 2007.  Crowe Chizek has served as auditors for the Company since October 9, 2001.

Audit Fees.  The aggregate fees billed for professional services rendered by Crowe Chizek for the audit of our annual financial statements and preissuance reviews of the financial statements included in our quarterly reports on Form 10-Q were $213,977 for fiscal 2007 and $197,209 for fiscal 2006.

Audit-Related Fees.  The aggregate fees billed for professional services by Crowe Chizek for assurance and related services reasonably related to the audit and review services described under “Audit Fees” above were $13,674 for fiscal 2007 and $7,762 for fiscal 2006.  The amounts shown consist of fees for benefit plan audits.

Tax Fees.  The aggregate fees billed for professional services by Crowe Chizek for tax compliance, tax advice, and tax planning services were $219,825 for fiscal 2007 and $104,455 for fiscal 2006.  The 2007 tax fees include approximately $50,000 which was attributable to work performed in 2006.

All Other Fees.  The aggregate fees billed for professional services by Crowe Chizek for services other than those described above were $2,640 and $4,700 for fiscal 2007 and 2006, respectively.

The Audit Committee has the sole authority to authorize all audit and non-audit services to be provided by the independent audit firm engaged to conduct the annual audit of the Company’s consolidated financial statements.  In addition, the Audit Committee has adopted pre-approval policies and procedures that are detailed as to each particular service to be provided by the independent auditors, and such policies and procedures do not permit the Audit Committee to delegate its responsibilities under the Exchange Act, as amended, to management.  The Audit Committee pre-approved fees for all audit and non-audit services provided by the independent audit firm during the fiscal year ended December 29, 2007, as required by the Sarbanes-Oxley Act of 2002.

The Audit Committee has considered whether the providing of non-audit services has been compatible with maintaining the independent auditor’s independence and has advised the Company that, in its opinion, the activities performed by Crowe Chizek on the Company’s behalf were compatible with maintaining the independence of such auditors.

Code of Ethics

The Company has adopted a Code of Ethics that applies to the Company’s Officers and Directors, including the Company’s principal executive officer and principal financial and accounting officer.  The code has been posted in the Shareholder Information section of the Company’s website, www.supremeind.com.

EXECUTIVE COMPENSATION

The table below summarizes the total compensation earned by each of the Company’s Chief Executive Officer and the two other most highly compensated executive officers of the Company (the “Named Executive Officers”).  As discussed below in the section titled “Employment Agreements,” the Company has entered into employment agreements with Messrs. Gardner, Wilson and Barrett.

SUMMARY COMPENSATION TABLE

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
							Change in
							Pension
							Value and
						Non-Equity	Nonqualified
						Incentive	Deferred	All Other
				Stock	Option	Plan	Compensation	Compensation
Name and Principal Position	Year	Salary	Bonus	Awards	Awards (1)	Compensation	Earnings	(2)	Total

Herbert M. Gardner	2007	$108,000	$63,000	$—	$20,203	$—	$—	$69,478	$260,681
Chairman of the Board	2006	$108,000	$100,000	$—	$9,857	$—	$—	$44,827	$262,684

Robert W. Wilson	2007	$200,000	$97,000	$—	$19,304	$—	$—	$84,255	$400,559
President and Chief Operating Officer	2006	$200,000	$200,000	$3,280	$9,857	$—	$—	$49,975	$463,112

William J. Barrett	2007	$108,000	$63,000	$—	$17,934	$—	$—	$63,192	$252,126
Executive Vice President and Secretary	2006	$108,000	$100,000	$—	$9,857	$—	$—	$38,901	$256,758

(1)          The amounts in column (f) reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 29, 2007, in accordance with FAS 123(R) of awards pursuant to the Company’s 2004 Stock Option Plan, 2001 Stock Option Plan, and 1998 Stock Option Plan and thus include amounts from awards granted in 2007 and 2006. Assumptions used in the calculation of this amount are included in Note 1 of the Company’s consolidated financial statements for the fiscal year ended December 29, 2007 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 26, 2008.

(2)          Includes the Company’s matching contribution to its Section 401(k) Retirement Plan, car allowance, payment of premiums for disability and life insurance, and reimbursement of fees paid for personal income tax preparation.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table provides information on the holdings of stock options and restricted stock by the Named Executive Officers at December 29, 2007.

(a)	(b)	(c)	(d)	(e)	(f)	(g)
	Number of	Number of			Number of	Market Value
	Securities	Securities			Shares or	Of Shares
	Underlying	Underlying			Units of	Or Units of
	Unexercised	Unexercised	Option	Option	Stock That	Stock That
	Options	Options	Exercise	Expiration	Have Not	Have
Name	Exercisable	Unexercisable	Price	Date	Vested	Not Vested

Herbert M. Gardner	33,000	—	$4.50	5/7/2008	10,000	$59,500
	23,244	—	$6.05	4/18/2010	—	$—
	25,000	—	$6.65	6/6/2010	—	$—
	10,604	—	$8.87	10/27/2010	—	$—
	30,000	—	$7.05	5/4/2013	—	$—
	13,438	13,438	$6.25	4/29/2014	—	$—
	135,286	13,438

Robert W. Wilson	22,000	—	$4.50	5/7/2008	10,000	$59,500
	25,000	—	$6.84	5/2/2010	—	$—
	10,000	20,000	$7.05	5/4/2013	—	$—
	—	22,396	$6.25	4/29/2014	—	$—
	57,000	42,396

William J. Barrett	33,000	—	$4.95	5/7/2008	10,000	$59,500
	25,582	—	$6.66	4/18/2010	—	$—
	25,000	—	$7.32	6/6/2010	—	$—
	11,645	—	$9.76	10/27/2010	—	$—
	30,000	—	$7.76	5/4/2013	—	$—
	14,784	14,784	$6.88	4/29/2014	—	$—
	140,011	14,784			30,000	$178,500

EQUITY COMPENSATION PLANS

The following table summarizes the securities authorized for issuance under the 2004, 2001 and 1998 stock option plans, approved by the Board of Directors and ratified by the stockholders.  There are no equity compensation plans which have not been approved by security holders.

	(a)	(b)	(c)
Number of securities
remaining available for
	Number of securities to be		future issuance under
	issued upon exercise of	Weighted-average exercise	equity compensation plans
	outstanding options,	price of outstanding options,	(excluding securities
Plan category	warrants and rights	warrants and rights	reflected in column (a))

Equity compensation plans approved by security holders	983,681	$6.44	173,185

Long-Term Equity-Based Incentives

The Company believes that the best way to align the interests of the named executive officers and its stockholders is for such officers to own a meaningful amount of its common stock.  In order to reach this objective and to retain its executives, the Company grants equity-based awards to the named executive officers under its 2004, 2001, and 1998 Stock Option Plans.

Amended and Restated 2004 Stock Option Plan

On February 7, 2006, the Company’s Board of Directors adopted the Amended and Restated 2004 Stock Option Plan (the “Amended 2004 Plan”) which superseded and replaced the Company’s 2004 Stock Option Plan which had been adopted by the Company’s Board of Directors on January 23, 2004, and approved by the Company’s stockholders at their annual meeting held on April 29, 2004.  The Amended 2004 Plan was approved by the Company’s stockholders at their annual meeting held on May 4, 2006.  Amendment No. 1 to the Amended 2004 Plan extending the term of an option expiring during a blackout period was approved by the Company’s stockholders at their annual meeting held on May 3, 2007.  The following paragraphs summarize certain provisions of the Amended 2004 Plan and are qualified in their entirety by reference thereto.

Subject to certain adjustments, the number of the Company’s shares of common stock that may be issued pursuant to awards under the Amended 2004 Plan is 850,000 shares.  Shares are counted only to the extent they are actually issued.  If shares are issued and reacquired by the Company, such shares are available for issuance under the Amended 2004 Plan.  Shares tendered in payment of the purchase price of an award, to satisfy tax withholding obligations, and shares covered by an award that is settled in cash are available for awards under the Amended 2004 Plan.

A maximum of 40,000 shares may be granted in any one year in the form of any award to any one participant, of which a maximum of (i) 30,000 shares may be granted to a participant in the form of stock options, and (ii) 40,000 shares may be granted to a participant in the form of restricted stock or common stock.

The Amended 2004 Plan is administered by a Committee of the Board of Directors (the “Stock Awards Committee”).  Currently, the Stock Awards Committee is comprised of three directors.  The Stock Awards Committee may delegate its duties to a subcommittee as provided in the Amended 2004 Plan.  The Stock Awards Committee will determine the persons to whom awards are to be made, determine the type, size, and terms of awards, interpret the Amended 2004 Plan, establish and revise rules and regulations relating to the Amended 2004 Plan, and make any other determinations that it believes necessary for the administration of the Amended 2004 Plan.

Employees (including any employee who is also a director or an officer), consultants, and outside directors of the Company or its subsidiaries whose judgment, initiative, and efforts contributed to, or may be expected to contribute to, the successful performance of the Company are eligible to participate in the Amended 2004 Plan.  As of March 20, 2008, the Company had approximately 25 employees and 5 outside directors who are eligible under the Amended 2004 Plan.  At December 29, 2007, there were 604,000 options outstanding under this Plan of which 434,000 were exercisable.

The Stock Awards Committee may grant either incentive stock options qualifying under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or non-qualified stock options.  Recipients of stock options may pay the option exercise price in (i) cash, check, bank draft, or money order payable to the order of the Company, (ii) by delivering to the Company shares of common stock already owned by the participant having a fair market value equal to the aggregate option exercise price and that the participant has not acquired from the Company within six months prior to the exercise date, (iii) by delivering to the Company or its designated agent an executed irrevocable option exercise form together with irrevocable instructions from the participant to a broker or dealer, reasonably acceptable to the Company, to sell certain of the shares of common stock purchased upon the exercise of the option or to pledge such shares to the broker as collateral for a loan from the broker and to deliver to the Company the amount of sale or loan proceeds necessary to pay the purchase price, and (iv) by any other form of valid consideration that is acceptable to the Stock Awards Committee in its sole discretion.

Stock options will be exercisable as set forth in the option agreements pursuant to which they are issued, but in no event will stock options be exercisable after the expiration of ten (10) years from the date of grant.  Options are not transferable other than by will or the laws of descent and distribution, except that the Stock Awards Committee may permit further transferability of a non-qualified stock option and, unless otherwise provided in the option agreement, a non-qualified stock option may be transferred to:  one or more members of the immediate family of the participant; a trust for the benefit of one or more members of the immediate family of the participant; a partnership, the sole partners of which are the participant, members of the immediate family of the participant, and one or more family trusts; or a foundation in which the participant controls the management of the assets.

Restricted stock consists of shares that are transferred or sold by the Company to a participant, but are subject to substantial risk of forfeiture and to restrictions on their sale or other transfer by the participant.  Common Stock consists of shares that are transferred or sold by the Company to a participant without restriction and not subject to a substantial risk of forfeiture.  The Stock Awards Committee determines the eligible participants to whom, and the time or times at which, grants of restricted stock and/or common stock will be made, the number of shares to be granted, the price to be paid, if any, the time or times within which the shares covered by such grants will be subject to forfeiture, the time or times at which the restrictions will terminate, and all other terms and conditions of the grants.  Restrictions or conditions could include, but are not limited to, and grants can be made subject to the attainment of performance goals (as described below), continuous service with the Company, the passage of time, or other restrictions or conditions.

Awards of restricted stock or common stock under the Amended 2004 Plan may be made subject to the attainment of performance goals within the meaning of Section 162(m) of the Code that consist of one or more or any combination of the following criteria:  sales; ratio of debt to debt plus equity; net borrowing, credit quality or debt ratings; profit before tax; economic profit; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; gross margin; earnings per share (whether on a pre-tax, after-tax, operational or other basis); operating earnings; capital expenditures; expenses or expense levels; economic value added; ratio of operating earnings to capital spending or any other operating ratios; free cash flow; net profit; net sales; net asset value per share; the accomplishment of mergers, acquisitions, dispositions, public offerings or similar extraordinary business transactions; sales growth; price of the Company’s Common Stock; return on assets, equity or stockholders’ equity; market share; inventory levels, inventory turn or shrinkage; or total return to stockholders (“Performance Criteria”).  Any Performance Criteria may be used to measure the performance of the Company as a whole or any business unit of the Company and may be measured relative to a peer group or index.  Any Performance Criteria may include or exclude (i) extraordinary, unusual, and/or non-recurring items of gain or loss, (ii) gains or losses on the disposition of a business, (iii) changes in tax or accounting regulations or laws, or (iv) the effect of a merger or acquisition, as identified in the Company’s quarterly and annual earnings releases.  In all other respects, Performance Criteria shall be calculated in accordance with the Company’s financial statements, under generally accepted accounting principles, or under a methodology established by the Stock Awards Committee prior to the issuance of an Award which is consistently applied and identified in the audited financial statements, including footnotes, or the Management Discussion and Analysis section of the Company’s Annual Report on Form 10-K.  However, the Stock Awards Committee may not in any event increase the amount of compensation payable to an individual upon the attainment of a Performance Goal.

The number of shares of common stock subject to an award may be adjusted by the Stock Awards Committee, in the manner it deems equitable, in the event that the Stock Awards Committee determines that any dividend or other distribution, recapitalization, stock split, reverse stock split, rights offering, reorganization, merger, consolidation, split-up, split-off, combination, subdivision, repurchase or exchange of the shares of common stock or other securities, issuance of warrants or other rights to purchase shares of common stock, or other similar corporate transaction or event affects the shares of common stock such that the Stock Awards Committee determines that an adjustment is appropriate to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under the Amended 2004 Plan.

In the event that the Company undergoes a Change in Control, any portion of any award outstanding at the time of the Change in Control that has not previously vested will automatically vest.  A definition of “Change in Control” has been specifically included in the Amended 2004 Plan, which can be found in the full text of the Amended 2004 Plan (a copy of which is currently on file with the Securities and Exchange Commission).

The Board of Directors of the Company may, at any time and from time to time, without the consent of the participants, alter, amend, revise, suspend, or discontinue the Amended 2004 Plan; provided, however, that (i) no amendment that requires stockholder approval in order for the Amended 2004 Plan and any awards under the Amended 2004 Plan to continue to comply with Sections 162(m), 421, and 422 of the Code or any applicable requirements of any securities exchange or inter-dealer quotation system on which the Company’s stock is listed or traded, shall be effective unless such amendment is approved by the requisite vote of the Company’s stockholders entitled to vote on the amendment; and (ii) unless required by law, no action by the Board of Directors of the Company regarding amendment or discontinuance of the Amended 2004 Plan may adversely affect any rights of any participants or obligations of the Company to any participants with respect to any outstanding award under the Amended 2004 Plan without the consent of the affected participant.

2001 Stock Option Plan

On January 31, 2001, the Company’s Board of Directors approved and adopted, subject to stockholder approval, the Company’s 2001 Stock Option Plan.  The 2001 Stock Option Plan was approved by the Company’s stockholders at the Annual Meeting held on May 2, 2001.  The following paragraphs summarize certain provisions of the 2001 Stock Option Plan and are qualified in their entirety by reference thereto.

The 2001 Stock Option Plan provides for the granting of options (collectively, the “2001 Options”) to purchase shares of the Company’s Class A Common Stock to certain key employees of the Company and/or its affiliates, and certain individuals who are not employees of the Company or its affiliates but who from time to time provide substantial advice or other assistance or services to the Company and/or its affiliates.  The 2001 Stock Option Plan authorizes the granting of options to acquire up to 825,000 shares of Class A Common Stock, subject to certain adjustments described below, to be outstanding at any time.  Subject to such limitations, there is no limit on the absolute number of awards that may be granted during the life of the 2001 Stock Option Plan.  As of March 20, 2008, the Company had approximately 25 employees and 5 outside directors who are eligible under the 2001 Stock Option Plan.  At December 29, 2007, there were 309,526 options outstanding under this plan, of which 243,231 were exercisable.

Authority to administer the 2001 Stock Option Plan has been delegated to a committee (the “2001 Committee”) of the Board of Directors.  Except as expressly provided by the 2001 Stock Option Plan, the 2001 Committee has authority, in its discretion, to award 2001 Options and to determine the terms and conditions (which need not be identical) of such 2001 Options, including the persons to whom, and the time or times at which, 2001 Options will be awarded, the number of 2001 Options to be awarded to each such person, the exercise price of any such 2001 Options, and the form, terms and provisions of any agreement pursuant to which such 2001 Options will be awarded.  The 2001 Stock Option Plan also provides that the 2001 Committee may be authorized by the Board of Directors to make cash awards as specified by the Board of Directors to the holder of a 2001 Option (“2001 Holder”) in connection with the exercise thereof.  Subject to the limitation set forth below, the exercise price of the shares of stock covered by each 2001 Option will be determined by the 2001 Committee on the date of award.

Unless a 2001 Holder’s option agreement provides otherwise, the following provisions will apply to exercises by the 2001 Holder of his or her option:  No options may be exercised during the first twelve months following the date of grant.  During the second year following the date of grant, options covering up to one-third of the shares covered thereby may be exercised, and during the third year options covering up to two-thirds of such shares may be exercised.  Thereafter, and until the options expire, the 2001 Holder may exercise options covering all of the shares.  Persons over sixty-five on the date of grant may exercise options covering up to one-half of the shares during the first year and thereafter may exercise all optioned shares.  Subject to the limitations just described, options may be exercised as to all or any part of the shares covered thereby on one or more occasions, but, as a general rule, options cannot be exercised as to less than one hundred shares at any one time.

The exercise price of the shares of stock covered by each ISO, within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), will not be less than the fair market value of stock on the date of award of such ISO, except that an ISO may not be awarded to any person who owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, unless the exercise price is at least one hundred ten percent (110%) of the fair market value of the stock at the time the ISO is awarded, and the ISO is not exercisable after the expiration of five years from the date it is awarded.

The exercise price of the shares of Class A Common Stock covered by each 2001 Option that is an NSO will not be less than fifty percent (50%) of the fair market value of the stock on the date of award of such NSO.

Payment for Class A Common Stock issued upon the exercise of a 2001 Option may be made in cash or, with the consent of the 2001 Committee, in whole shares of Class A Common Stock owned by the 2001 Holder of the 2001 Option for at least six months prior to the date of exercise or, with the consent of the 2001 Committee, partly in cash and partly in such shares of Class A Common Stock.  If payment is made, in whole or in part, with previously owned shares of Class A Common Stock, the 2001 Committee may issue to such 2001 Holder a new 2001 Option for a number of shares equal to the number of shares delivered by such 2001 Holder to pay the exercise price of the previous 2001 Option.  The new 2001 Option will have an exercise price equal to not less than one hundred percent (100%) of the fair market value of the Class A Common Stock on the date of the exercise of such previous 2001 Option.  A new 2001 Option so issued will not be exercisable until the later of the date specified in an individual option agreement or six months after the date of grant.

In addition, the 2001 Stock Option Plan allows for the cashless exercise of options via the Sale Method.  Under the Sale Method, with the consent of the 2001 Committee, payment in full of the exercise price of the option may be made through the Company’s receipt of a copy of instructions to a broker directing such broker to sell the stock for which the option is being exercised, to remit to the Company an amount equal to the aggregate exercise price of such option, with the balance being remitted to the 2001 Holder.

The duration of each 2001 Option will be for such period as the 2001 Committee determines at the time of award, but not for more than ten years from the date of the award (or not more than five years from the date of award if the 2001 Holder owns stock representing more than 10% of the total combined voting power of all classes of stock)  in the case of an ISO, and in either case may be exercised in whole or in part at any time or only after a period of time or in installments, as determined by the 2001 Committee at the time of award, except that after the date of award, the 2001 Committee may accelerate the time or times at which a 2001 Option may be exercised.

In the event of any change in the number of outstanding shares of Class A Common Stock effected without receipt of consideration therefor by the Company, by reason of a stock dividend, or split, combination, exchange of shares or other recapitalization, merger, or otherwise, in which the Company is the surviving corporation, the aggregate number and class of reserved shares, the number and the class of shares subject to each outstanding 2001 Option, and the exercise price of each outstanding 2001 Option shall be automatically adjusted accurately and equitably to reflect the effect thereon of such change.  Unless a 2001 Holder’s option agreement provides otherwise, a dissolution or liquidation of the Company, certain mergers or consolidations in which the Company is not the surviving corporation, or certain transactions in which another corporation becomes the owner of fifty percent (50%) or more of the total combined voting power of all classes of stock of the Company, shall cause such 2001 Holder’s 2001 Options then outstanding to terminate, but such 2001 Holder shall have the right, immediately prior to such transaction, to exercise such 2001 Options without regard to the determination as to the periods and installments of exercisability made pursuant to such 2001 Holder’s option agreement if (and only if) such options have not at that time expired or been terminated.

The 2001 Stock Option Plan, as amended, will terminate on January 30, 2011 or on such earlier date as the Board of Directors may determine.  Any stock options outstanding at the termination date will remain outstanding until they have been exercised, terminated, or have expired.

The 2001 Stock Option Plan may be terminated, modified, or amended by the Board of Directors at any time without further stockholder approval, except that stockholder approval is required for any amendment that: (a) changes the number of shares of Class A Common Stock subject to the 2001 Stock Option Plan, (b) changes the designation of the class of employees eligible to receive 2001 Options, (c) decreases the price at which ISO’s may be granted, (d) removes the administration of the 2001 Stock Option Plan from the 2001 Committee, or (e) without the consent of the affected 2001 Holder, causes the ISO’s granted under the 2001 Stock Option Plan and outstanding at such time that satisfied the requirements of Section 422 of the Code to no longer satisfy such requirements.

1998 Stock Option Plan

On October 29, 1998, the Company’s Board of Directors approved and adopted, subject to stockholder approval, the Company’s 1998 Stock Option Plan.  The 1998 Stock Option Plan was approved by stockholders at the annual meeting held on April 29, 1999.  The following paragraphs summarize certain provisions of the 1998 Stock Option Plan and are qualified in their entirety by reference thereto.

The 1998 Stock Option Plan provides for the granting of options (collectively, the “1998 Options”) to purchase shares of the Company’s Class A Common Stock to certain key employees of the Company and/or its affiliates, and certain individuals who are not employees of the Company or its affiliates but who from time to time provide substantial advice or other assistance or services to the Company and/or its affiliates.  The 1998 Stock Option Plan authorizes the granting of options to acquire up to 869,087 shares of Class A Common Stock, subject to certain adjustments described below, to be outstanding at any time.  Subject to such limitations, there is no limit on the absolute number of awards that may be granted during the life of the 1998 Stock Option Plan.  As of March 20, 2008, the Company had approximately 25 employees and 5 outside directors who are eligible under the 1998 Stock Option Plan.  At December 29, 2007, there were 75,655 options outstanding under this plan, of which 75,655 were exercisable.

Authority to administer the 1998 Stock Option Plan has been delegated to a committee (the “1998 Committee”) of the Board of Directors.  Except as expressly provided by the 1998 Stock Option Plan, the 1998 Committee has the authority, in its discretion, to award 1998 Options and to determine the terms and conditions (which need not be identical) of such 1998 Options, including the persons to whom, and the time or times at which, 1998 Options will be awarded, the number of 1998 Options to be awarded to each such person, the exercise price of any such 1998 Options, and the form, terms and provisions of any agreement pursuant to which such 1998 Options will be awarded.  The 1998 Stock Option Plan also provides that the 1998 Committee may be authorized by the Board of Directors to make cash awards as specified by the Board of Directors to the holder of a 1998 Option (“1998 Holder”) in connection with the exercise thereof.  Subject to the limitations set forth below, the exercise price of the shares of stock covered by each 1998 Option will be determined by the 1998 Committee on the date of award.

Unless a 1998 Holder’s option agreement provides otherwise, the following provisions will apply to exercises by the 1998 Holder of his or her option: no options may be exercised during the first twelve months following the date of grant.  During the second year following the date of grant, options covering up to one-third of the shares covered thereby may be exercised, and during the third year options covering up to two-thirds of such shares may be exercised.  Thereafter, and until the options expire, the 1998 Holder may exercise options covering all of the shares.  Persons over sixty-five on the date of grant may exercise options covering up to one-half of the shares during the first year and thereafter may exercise all optioned shares.  Subject to the limitations just described, options may be exercised as to all or any part of the shares covered thereby on one or more occasions, but, as a general rule, options cannot be exercised as to less than one hundred shares at any one time.

The exercise price of the shares of stock covered by each ISO, within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), will not be less than the fair market value of stock on the date of award of such ISO, except that an ISO may not be awarded to any person who owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, unless the exercise price is at least one hundred ten percent (110%) of the fair market value of the stock at the time the ISO is awarded, and the ISO is not exercisable after the expiration of five years from the date it is awarded.

The exercise price of the shares of Class A Common Stock covered by each 1998 Option that is an NSO will not be less than fifty percent (50%) of the fair market value of the stock on the date of award of such NSO.

Payment for Class A Common Stock issued upon the exercise of a 1998 Option may be made in cash or, with the consent of the 1998 Committee, in whole shares of Class A Common Stock owned by the 1998 Holder of the 1998 Option for at least six months prior to the date of exercise or, with the consent of the 1998 Committee, partly in cash and partly in such shares of Class A Common Stock.  If payment is made, in whole or in part, with previously owned shares of Class A Common Stock, the 1998 Committee may issue to such 1998 Holder a new 1998 Option for a number of shares equal to the number of shares delivered by such 1998 Holder to pay the exercise price of the previous 1998 Option.  The new 1998 Option shall have an exercise price equal to not less than one hundred percent (100%) of the fair market value of the Class A Common Stock on the date of the exercise of such previous 1998 Option.  A new 1998 Option so issued will not be exercisable until the later of the date specified in an individual option agreement or six months after the date of grant.

In addition, the 1998 Stock Option Plan originally provided for two methods for the cashless exercise of options, the Sale Method and the Net Method.  The Board of Directors of the Company amended the 1998 Stock Option Plan on November 11, 1999 to delete the Net Method of cashless exercise (no options were ever exercised using the net method).  Under the Sale Method, with the consent of the 1998 Committee, payment in full of the exercise price of the option may be made through the Company’s receipt of a copy of instructions to a broker directing such broker to sell the stock for which the option is being exercised, to remit to the Company an amount equal to the aggregate exercise price of such option, with the balance being remitted to the 1998 Holder.

The duration of each 1998 Option will be for such period as the 1998 Committee determines at the time of award, but not for more than ten years from the date of the award (or not more than five years from the date of award if the 1998 Holder owns stock representing more than 10% of the total combined voting power of all classes of stock) in the case of an ISO, and in either case may be exercised in whole or in part at any time or only after a period of time or in installments, as determined by the 1998 Committee at the time of award, except that after the date of award, the 1998 Committee may accelerate the time or times at which a 1998 Option may be exercised.

In the event of any change in the number of outstanding shares of Class A Common Stock effected without receipt of consideration therefor by the Company, by reason of a stock dividend, or split, combination, exchange of shares or other recapitalization, merger, or otherwise, in which the Company is the surviving corporation, the aggregate number and class of reserved shares, the number and the class of shares subject to each outstanding 1998 Option, and the exercise price of each outstanding 1998 Option shall be automatically adjusted accurately and equitably to reflect the effect thereon of such change.  Unless a 1998 Holder’s option agreement provides otherwise, a dissolution or liquidation of the Company, certain mergers or consolidations in which the Company is not the surviving corporation, or certain transactions in which another corporation becomes the owner of fifty percent (50%) or more of the total combined voting power of all classes of stock of the Company, shall cause such 1998 Holder’s 1998 Options then outstanding to terminate, but such 1998 Holder shall have the right, immediately prior to such transaction, to exercise such 1998 Options without regard to the determination as to the periods and installments of exercisability made pursuant to such 1998 Holder’s option agreement if (and only if) such options have not at that time expired or been terminated.

The 1998 Stock Option Plan, as amended, will terminate on October 29, 2008, or on such earlier date as the Board of Directors may determine.  Any stock options outstanding at the termination date will remain outstanding until they have been exercised, terminated, or have expired.

The 1998 Stock Option Plan may be terminated, modified, or amended by the Board of Directors at any time without further stockholder approval, except that stockholder approval is required for any amendment that:  (a) changes the number of shares of Class A Common Stock subject to the 1998 Stock Option Plan, (b) changes the designation of the class of employees eligible to receive 1998 Options, (c) decreases the price at which ISO’s may be granted, (d) removes the administration of the 1998 Stock Option Plan from the 1998 Committee, or (e) without the consent of the affected 1998 Holder, causes the

ISO’s granted under the 1998 Stock Option Plan and outstanding at such time that satisfied the requirements of Section 422 of the Code to no longer satisfy such requirements.

Perquisites and Other Personal Benefits Compensation

The Company provides named executive officers with perquisites and other personal benefits that the Company and the Board of Directors believe are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain superior employees for key positions. The Board of Directors periodically reviews the levels of perquisites and other personal benefits provided to named executive officers. The amounts shown in the Summary Compensation Table under the heading “Other Compensation” represent the value of Company matching contributions to the executive officers’ 401(k) Retirement Plan (the “Retirement Plan”), the value of certain insurance benefits, the incremental cost of vehicle leases to the Company, car allowances, and fees paid for personal income tax preparation. Executive officers did not receive any other perquisites or other personal benefits or property.

The Retirement Plan offers employees tax advantages pursuant to Section 401(k) of the Internal Revenue Code.  During the year ended December 29, 2007, all of the employees of the Company and one of its subsidiaries (collectively, the “Employer”) were eligible to participate in the Retirement Plan if they had reached the age of 21 and had been employed by the Employer for at least thirty days.  Under the terms of the Retirement Plan, a participant may elect to contribute to the Retirement Plan up to 15% of his or her compensation.  Through February of 1994, the Company contributed ten cents on each dollar of the first 6% of compensation contributed by participants.  On February 4, 1994, the Board of Directors approved an increase to fifteen cents on each dollar of the first 6% of compensation contributed by participants effective March 1, 1994.  On August 29, 1997, the Board of Directors approved an increase to twenty-five cents on each dollar of the first 6% of compensation contributed by participants effective December 1, 1997.  On February 11, 1999 the Board of Directors approved an increase to thirty cents on each dollar of the first 7% of compensation contributed by participants effective March 1, 1999.  Payments are made by the Company and the participants, the latter by means of a payroll deduction program.  Within specified limits, a participant has the right to direct his or her savings into certain kinds of investments.  The amount of the Company’s contributions for Mr. Wilson was $4,650.

Impact of Tax Treatments on Compensation

Section 162(m) of the Internal Revenue Code limits the tax deduction for public companies to $1 million for compensation paid to a company’s chief executive officer or any of the four other most highly compensated executive officers.  Qualifying performance-based compensation is not subject to the deduction limit if Internal Revenue Code requirements are met.  The Company believes that stock options granted under our long-term incentive plans qualify as performance-based compensation.  While such stock options vest over a specified period of time contingent upon the option holder’s continued employment with the Company, such stock options only have value if the Company’s performance results in a stock price higher than the price on the date of grant.  In addition, the Company believes that annual cash bonus awards qualify as performance-based compensation.  In contrast, restricted stock awards, other than the performance-based awards made in 2007, do not qualify as performance-based compensation because they have immediate value (at a minimum, once the restrictions are released) irrespective of the Company’s performance.

While the Company seeks to take advantage of favorable tax treatment for executive compensation where appropriate, the primary drivers for determining the amount and form of executive compensation must be the retention and motivation of superior executive talent rather than tax-based considerations.

EMPLOYMENT AGREEMENTS

Mr. Gardner’s Employment Contract

The Board approved an Employment Contract between the Company and Mr. Herbert M. Gardner, Chairman of the Board of the Company and Chief Executive Officer.  Mr. Gardner’s Amended and Restated Employment Contract became effective January 1, 2005, and is automatically extended for one additional day so that a constant three-year term is always in effect.  In consideration of services to be provided to the Company, the Employment Contract provides for Mr. Gardner to receive (in addition to certain fringe benefits): (1) annual base compensation of $108,000 (which monthly payments are to be offset by all other fees paid to Mr. Gardner for serving as a Chairman of the Board of Directors and any committee of the Company and its subsidiaries); and (2) if the pre-tax earnings of the Company exceed $2,000,000, an incentive bonus of $36,000, plus an amount equal to 0.6% of the amount by which such pre-tax earnings exceed $2,000,000.  See “Potential Payments Upon Termination or Change in Control — Herbert M. Gardner’s Employment Contract” for a further description of the employment contract between the Company and Mr. Gardner.

Mr. Barrett’s Employment Contract

The Board approved an Employment Contract between the Company and Mr. William J. Barrett, Executive Vice President (Long Range and Strategic Planning), Assistant Treasurer and Secretary of the Company.  Mr. Barrett’s Amended and Restated Employment Contract became effective January 1, 2005, and is automatically extended for one additional day so that a constant three-year term is always in effect.  In consideration of services to be provided to the Company, the Employment Contract provides for Mr. Barrett to receive (in addition to certain fringe benefits): (1) annual base compensation of $108,000 (which monthly payments are to be offset by all other fees paid to Mr. Barrett for serving as a member of the Board of Directors and any committee of the Company and its subsidiaries) and (2) if the pre-tax earnings of the Company exceed $2,000,000, an incentive bonus of $36,000, plus an amount equal to 0.6% of the amount by which such pre-tax earnings exceed $2,000,000.  See “Potential Payments Upon Termination or Change in Control — William J. Barrett’s Employment Contract” for a further description of the employment contract between the Company and Mr. Barrett.

Mr. Kropf’s Employment Contract

The Company’s wholly-owned subsidiary, Supreme Corporation, entered into an Employment Contract with Mr. Omer G. Kropf employing Mr. Kropf as President of Supreme Corporation.  The Employment Contract was for a term of four years beginning on May 1, 1998, and ending on April 30, 2002.  On May 1, 2002 Supreme Corporation entered into a new Employment Contract through April 30, 2005.  In consideration of his services rendered as President of Supreme Corporation, this Employment Contract provided that Supreme Corporation would pay to Mr. Kropf (in addition to certain fringe benefits) a minimum base salary of $240,000 per year plus a pre-tax incentive bonus if earned under Supreme Corporation’s Bonus Payment Plan.  Under Supreme Corporation’s Bonus Payment Plan, an amount equal to ten percent (10%) of Supreme Corporation’s pre-tax profits was (subject to Board approval) placed into a bonus pool which was then allocated among, and distributed to, Supreme Corporation’s key executives.  The allocation of such bonus pool was approved by the Board of Directors based upon an analysis of the contributions of key executives to the Company’s financial performance and a consideration of management’s recommendation as to an appropriate allocation to reward such contributions.  The Board of Directors and Mr. Kropf agreed that, effective May 1, 2005, Mr. Kropf would no longer have an officer position with the Company.  Supreme Corporation entered into an Employment Contract effective May 1, 2005, employing Mr. Kropf as Vice Chairman and Managing

Director of Special Projects.  This Contract is for a term of three years and provides for a minimum base salary of $140,000 for the first year and $120,000 for the second and third years.    See “Potential Payments Upon Termination or Change in Control — Omer G. Kropf’s Employment Contract” for a further description of the employment contract between the Company and Mr. Kropf.

Mr. Wilson’s Employment Contract

Supreme Corporation entered into an Employment Contract with Mr. Robert W. Wilson employing Mr. Wilson as Vice President of Finance, Treasurer, and Assistant Secretary of Supreme Corporation (Mr. Wilson was also Executive Vice President, Treasurer, and Chief Financial Officer of the Company).  The Employment Contract was for a term of three years beginning January 1, 1998 and ending December 31, 2000.  On July 1, 2000 the Contract was extended through December 31, 2003.  On July 1, 2003 Supreme Corporation and Mr. Wilson entered into a new Employment Contract through June 30, 2006.  In consideration of his services rendered as Executive Vice President, Treasurer, and Chief Financial Officer of Supreme Corporation, the Employment Contract provided that Supreme Corporation would pay to Mr. Wilson (in addition to certain fringe benefits) a minimum base salary of $150,000 per year (subject to increase by the determination of the Board of Directors) plus a pre-tax incentive bonus if earned under Supreme Corporation’s Bonus Payment Plan described in the preceding paragraph.  Supreme Corporation and Mr. Wilson entered into an Amended and Restated Employment Contract, effective January 1, 2006, naming Mr. Wilson as President and Chief Executive Officer of Supreme Corporation and providing for a term of three years with a minimum base salary of $200,000 per year (subject to increase by the determination of the Board of Directors) plus a pre-tax incentive bonus if earned under Supreme Corporation’s Bonus Payment Plan described in the preceding paragraph.  In addition, on May 2, 2005 the Company’s Stock Awards Committee granted to Mr. Wilson an incentive stock option to purchase 25,000 shares of the Company’s Class A Common Stock at an exercise price equal to current market price.  See “Potential Payments Upon Termination or Change in Control — Robert W. Wilson’s Employment Contract” for a further description of the employment contract between the Company and Mr. Wilson.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following summaries describe potential payments payable to our Named Executive Officers upon termination of employment or a change in control.  The actual payments to Named Executive Officers are contingent upon many factors as of the time benefits would be paid, including elections by the executive and tax rates as well as the discretion of the Board of Directors or a committee designated by the Board of Directors.

The Amended and Restated 2004 Stock Option Plan

The Company’s Amended and Restated 2004 Stock Option Plan provides that upon the effective date of a “change in control” (as defined in the Amended and Restated 2004 Stock Option Plan), all options will become immediately exercisable.  In addition, upon the Named Executive Officer’s death or disability, any options that would have become exercisable had the Named Executive Officer remained employed through the vesting date immediately following the date of his death or disability will become immediately exercisable.  The Amended and Restated 2004 Stock Option Plan also provides that if vesting is based upon the attainment of one or more “performance goals” (as defined in the Amended and Restated 2004 Stock Option Plan), the pro-rata portion of the Named Executive Officer’s options that would have become exercisable had he remained employed through the vesting date immediately following the date of his death or disability (or such other date as may be determined by the Stock Awards Committee in its sole discretion) will become immediately exercisable.

The 1998 Stock Option Plan and the 2001 Stock Option Plan

The terms of the 1998 Stock Option Plan and the 2001 Stock Option Plan are substantially similar.  Although these plans do not provide for acceleration of vesting upon termination of a Named Executive Officer, the plans provide for varying time periods for the exercise of options, which time periods are based on the manner in which the Named Executive Officer has been terminated. Under these plans, if a Named Executive Officer voluntarily terminates his employment or is terminated for “cause” (as defined in the 1998 Stock Option Plan and the 2001 Stock Option Plan), then the portion of an option that remains unexercised, including that portion that is not yet exercisable, at the time of the Named Executive Officer’s termination of employment, will terminate and cease to be exercisable immediately upon such termination.  If the Named Executive Officer is terminated without cause, then he will have the right for thirty (30) days following such termination to exercise any options that are exercisable as of the date of such termination, and thereafter any remaining options will terminate and cease to be exercisable. If the Named Executive Officer ceases to be employed due to disability, then he will have the right for ninety days after the date of termination to exercise any options that are exercisable on the date of his termination of employment, and thereafter any remaining options will terminate and cease to be exercisable.  If the Named Executive Officer’s employment is terminated due to death, then his legal representatives will have six months following the date of the Named Executive Officer’s death to exercise any options that are exercisable on the date of his death, and thereafter any remaining options will terminate and cease to be exercisable.

Herbert M. Gardner’s Employment Contract

Under Mr. Gardner’s Employment Contract, if he dies, suffers a “disability,” is terminated by the Company without “cause,” or terminates his Employment Contract for “good reason” (as such terms are defined in his Employment Contract), then Mr. Gardner or his dependents will be paid his base salary and pre-tax bonus for the remainder of the term of his Employment Contract.  The Employment Contract defines Mr. Gardner’s proportionate share as a fraction the numerator of which is the number of days in such calendar year ending with the end of the term of his Employment Contract and the denominator of which is the total number of days in such calendar year.  If Mr. Gardner is terminated (other than for cause), he will also be entitled to maintain his fringe benefits, including his medical benefits, dental benefits, and insurance benefits.  In addition to his base salary, proportionate share of his bonus, and fringe benefits discussed above, if Mr. Gardner is terminated (other than for cause), then the Company will either sell or lease to him the automobile that the Company is providing to him.  In such case, the Company will, not later than by March 15 following the end of the calendar year in which his employment terminates, either sell him the automobile for $10 along with any insurance coverage (if assignable) or assign to him all of the Company’s interest in and to any lease.  Upon termination of such lease, the Company will purchase the leased automobile and convey ownership to him.  If the Company terminates Mr. Gardner for gross misconduct materially injurious to the Company, then he will not receive any termination payments or benefits.

Under Mr. Gardner’s Employment Contract, the definition of “good reason” includes a “change in control” (as defined in Exhibit “A” to his Employment Contract).  Notwithstanding the foregoing, in the event payments are being made to Mr. Gardner on account of a change in control based upon a hostile takeover of the Company, the pre-tax incentive bonus discussed above will be determined based upon the highest pre-tax earnings of the Company in the three calendar years immediately preceding the calendar year in which termination occurs.

William J. Barrett’s Employment Contract

The terms of Mr. Barrett’s Employment Contract are substantially similar to Mr. Gardner’s Employment Contract.  Under Mr. Barrett’s Employment Contract, if he dies, suffers a “disability,” is terminated by the Company without “cause,” or terminates his Employment Contract for “good reason” (as such terms are defined in his Employment Contract), then Mr. Barrett or his dependents will be paid his base salary for the remainder of the term of his Employment Contract and the “proportionate share” of his targeted bonus.  The Employment Contract defines Mr. Barrett’s proportionate share as a fraction the numerator of which is the number of days in such calendar year ending with the end of the term of his Employment Contract and the denominator of which is the total number of days in such calendar year.  If Mr. Barrett is terminated (other than for cause), Mr. Barrett will also be entitled to maintain his fringe benefits, including his medical benefits, dental benefits, and insurance benefits.  In addition to his base salary, proportionate share of his bonus, and fringe benefits discussed above, if Mr. Barrett is terminated (other than for cause), then the Company will either sell or lease to him the automobile that the Company is providing to him.  In such case, the Company will, not later than March 15 following the end of the calendar year in which his employment terminates, either sell him the automobile for $10 along with any insurance coverage (if assignable) or assign to him all of the Company’s interest in and to any lease.  Upon termination of such lease, the Company will purchase the leased automobile and convey ownership to him.  If the Company terminates Mr. Barrett for the willful engagement of gross misconduct materially injurious to the Company, then he will not receive any termination payments or benefits.

Under Mr. Barrett’s Employment Contract, the definition of “good reason” includes a “change in control” (as defined in Exhibit “A” to his Employment Contract).  Notwithstanding the foregoing, in the event payments are being made to Mr. Barrett on account of a change in control based upon a hostile takeover of the Company, the pre-tax incentive bonus discussed above will be determined based upon the highest pre-tax earnings of the Company in the three calendar years immediately preceding the calendar year in which termination occurs.

Robert W. Wilson’s Employment Contract

Under Mr. Wilson’s Employment Contract, if Supreme Corporation terminates Mr. Wilson other than “for cause” (as defined in his Employment Contract), Supreme Corporation must pay him his base salary for the remainder of the term of his Employment Contract and the “proportionate share” of his targeted bonus for the year of termination.  The Employment Contract defines proportionate share as a fraction the numerator of which is the number of days in such calendar year ending with the end of the term of his Employment Contract and the denominator of which is the total number of days in such calendar year.  In addition to his base salary and proportionate share of his bonus discussed above, if Mr. Wilson is terminated (other than for cause), then Supreme Corporation will either sell or lease to him the automobile that Supreme Corporation is providing to him.  In such case, Supreme Corporation will, not later than two and one-half months following the end of the calendar year in which his employment terminates, either sell him the automobile for $10 along with any insurance coverage (if assignable) or assign to him all of Supreme Corporation’s interest in and to any lease. Upon termination of such lease, Supreme Corporation will purchase the leased automobile and convey ownership to him.  Mr. Wilson’s Employment Contract provides that a change in control will be deemed a termination other than for cause.

If Supreme Corporation terminates Mr. Wilson “for cause” then Supreme Corporation will not have any obligation to pay Mr. Wilson any compensation or benefits.  Under Mr. Wilson’s Employment Contract, termination for cause includes death, disability, misconduct, gross negligence or his inability to perform his duties.

Omer G. Kropf’s Employment Contract

Under Mr. Kropf’s Employment Contract, if Supreme Corporation terminates Mr. Kropf other than for cause, then the Company must pay Mr. Kropf his base salary and provide him with medical benefits for the remainder of the term of his Employment Contract.  If Supreme Corporation terminates Mr. Kropf “for cause” then Supreme Corporation will have no obligation to pay Mr. Kropf any compensation or medical benefits.  Under Mr. Kropf’s Employment Contract, termination for cause includes, without limitation, death, misconduct, gross negligence, or his inability to perform his duties.  Mr. Kropf’s Employment Contract does not contain any change in control provisions.

DIRECTOR COMPENSATION

Outside directors (other than Dr. Cantwell) are paid $1,500 per board meeting attended and an additional $6,000 annually.  Members of the Audit Committee are paid $1,500 per meeting.  In his capacity as a member of the Executive Committee, Dr. Cantwell is paid a minimum of $24,000 cash annually.  Each Director is reimbursed for out-of-pocket expenses incurred in attending Board or Committee meetings.  At a telephone meeting of the Board of Directors held on May 2, 2005, the Board approved a $5,000 annual cash payment to the Chairman of the Audit Committee and the annual payment of 2,000 shares of the Company’s Class A Common Stock to each outside director with one-third to vest immediately, one-third to vest after the first year, and the remaining one-third to vest after the second year (with full vesting of the entire amount in the event the recipient is age sixty-five or older).  Effective January 1, 2007, such annual cash payment was increased from $5,000 to $10,000.

The following table summarizes compensation paid to directors during fiscal year 2007:

(a)	(b)	(c)(1)	(d)	(e)
	Fees Earned or		All Other
Name	Paid in Cash	Stock Awards	Compensation	Total
William J. Barrett	$—	$—	$—	$—
Arthur M. Borden	$17,500	$14,160	$—	$31,660
Robert J. Campbell	$20,500	$14,160	$—	$34,660
Thomas Cantwell	$24,000	$14,160	$—	$38,160
Edward L. Flynn	$8,500	$14,160	$—	$22,660
Herbert M. Gardner	$—	$—	$—	$—
Omer G. Kropf	$—	$—	$—	$—
Mark C. Neilson	$31,500	$14,160	$—	$45,660
Robert W. Wilson	$—	$—	$—	$—

(1) These stock awards of 2,000 shares each (which are issued on an annual basis to the Company’s independent directors) were valued on the basis of the market value $7.08 of the Company’s Class A Common Stock on the date awarded.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

As part of its original acquisition on January 19, 1984 of the specialized vehicle manufacturing business now being operated by it, Supreme Corporation acquired an option to purchase certain real estate and improvements at its Goshen, Indiana, and Griffin, Georgia, facilities, leased to it by lessors controlled by the sellers of such business (one of whom is Omer G. Kropf).  The option agreement provided that the option would expire on January 8, 1989, and that, prior to that time, it could be assigned to either or both of William J. Barrett and Herbert M. Gardner, members of the Company’s Board of Directors.

On July 25, 1988, Supreme Corporation assigned the option (with the consent of the grantors of the option) to a limited partnership (the “Partnership”).  The general partner of the Partnership is Supreme Corporation, owning a one percent interest, and the limited partnership interests therein are owned (directly or indirectly) by individuals including Mr. Barrett, Mr. Gardner, Mr. Kropf, Dr. Cantwell, and Mr. Campbell, all of whom are members of the Company’s Board of Directors, and each of whom owns a 12.375% limited partnership interest in the Partnership.

In a transaction consummated on July 25, 1988, the Partnership exercised the option and purchased all of the subject real estate and improvements.  Also on July 25, 1988, the Partnership and Supreme Corporation entered into new leases covering Supreme facilities in Goshen, Indiana and Griffin, Georgia at initial rental rates equivalent to those paid pursuant to the lease agreements with the prior lessors.  The leases granted to Supreme Corporation contain options to purchase the properties for an aggregate initial price of $2,765,000 (subject to increases after the first year based upon increases in the Consumer Price Index).  In the event Supreme Corporation had exercised such options to purchase at the end of December of 2007, the total purchase price (calculated in accordance with the formula contained in such lease agreements) would have been approximately $5,807,000.  During the current year ending December 27, 2008, Supreme Corporation is obligated to pay approximately $683,000 in minimum lease payments to the Partnership under lease agreements which expire in July of 2010.  The actual amount paid to the Partnership in 2007 was $670,000.

Mr. Kropf, Director of the Company, is Secretary-Treasurer and sole shareholder of Quality Transportation.  The Company’s subsidiary, Supreme Corporation, purchases delivery services from Quality Transportation in the ordinary course of business.  During the year ended December 29, 2007, Supreme Corporation purchased delivery services of $2,859,763 from Quality Transportation.  All transactions were without special terms or conditions and were as favorable as those that Supreme Corporation could have obtained from non-affiliated third parties.

PROPOSAL NO. 2

APPROVAL OF AMENDMENT NO. 2

TO THE

AMENDED AND RESTATED 2004 STOCK OPTION PLAN

Upon recommendation of the Stock Awards Committee of the Board of Directors of the Company, the Board of Directors of the Company has adopted, subject to stockholder approval, Amendment No. 2 to the Amended and Restated 2004 Stock Option Plan of Supreme Industries, Inc. (the “Amended 2004 Plan”) to increase the number of shares authorized for issuance under the Amended 2004 Plan from 850,000 shares to 1,200,000 shares.  Amendment No. 2 to the Amended 2004 Plan is intended to enable the Company to remain competitive and innovative in its ability to attract, motivate, reward, and retain the services of key employees, key consultants, and outside directors.  The Amended 2004 Plan provides for the granting of stock options, common stock, and restricted stock.  Amendment No. 2 to the Amended 2004 Plan is expected to provide flexibility to the Company’s compensation methods in order to adapt the compensation of key employees, key consultants, and outside directors to a changing business environment (after giving due consideration to competitive conditions and the impact of federal tax laws).

As of March 20, 2008, options for 75,655 shares of Class A common stock were outstanding under the Company’s 1998 Stock Option Plan, options for 304,026 shares of Class A common stock were outstanding under the 2001 Stock Option Plan, and options for 604,000 shares of Class A common stock were outstanding under the Amended 2004 Plan, for an aggregate of 983,681 shares outstanding under all Plans, leaving 167,685 shares available for future issuance under the Plans. If Amendment No. 2 to the

Amended 2004 Plan is approved by the stockholders, the current number of shares of common stock available for future issuance under all of the Company’s plans increases to 517,685 shares of common stock.

It is the judgment of the Board of Directors of the Company that Amendment No. 2 to the Amended 2004 Plan is in the best interest of the Company and its stockholders.

The Board of Directors recommends a vote FOR Proposal No. 2.

PROPOSAL NO. 3

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Representatives of Crowe Chizek and Company LLC will be present at the Annual Meeting of Stockholders, will have the opportunity to make a statement if they desire to do so, and also will be available to respond to appropriate questions at the meeting.  Proposal No. 2 is for the ratification of the selection of Crowe Chizek and Company LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 27, 2008.

The Board of Directors recommends a vote FOR Proposal No. 3.

OTHER MATTERS

The Company’s management knows of no other matters that may properly be, or which are likely to be, brought before the meeting.  However, if any other matters are properly brought before the meeting, the persons named in the enclosed proxy, or their substitutes, will vote in accordance with their best judgment on such matters.

STOCKHOLDER PROPOSALS

A stockholder proposal intended to be presented at the Company’s Annual Meeting of Stockholders in 2009 must be received by the Company at its principal executive offices in Goshen, Indiana, on or before December 5, 2008 in order to be included in the Company’s proxy statement and form of proxy relating to that meeting.

In order for a shareholder proposal made outside of Rule 14a-8 to be considered timely within the meaning of Rule 14a-4(c), such proposal must be received by the Company at its principal executive offices in Goshen, Indiana no later than February 18, 2009.

FINANCIAL STATEMENTS

The Company’s Annual Report to Stockholders for the fiscal year ended December 29, 2007, accompanies this proxy statement.

SUPREME INDUSTRIES, INC.

2581 East Kercher Road, Goshen, Indiana 46528

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Robert W. Wilson and Herbert M. Gardner, as Proxies, each with the power to appoint his substitute, and hereby authorizes them, to represent and to vote, as designated on the reverse side, all shares of Class A Common Stock of Supreme Industries, Inc. (the Company) held of record by the undersigned on March 20, 2008 at the Annual Meeting of Stockholders to be held on May 8, 2008 or at any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR PROPOSALS 2 AND 3.

(TO BE SIGNED ON REVERSE SIDE)

14475

ANNUAL MEETING OF STOCKHOLDERS OF

SUPREME INDUSTRIES, INC.

May 8, 2008

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

Please detach along perforated line and mail in the envelope provided.

20330300000000000000 3	050808

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF DIRECTORS AND FOR PROPOSALS 2 AND 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

(1)	ELECTION OF DIRECTORS:

NOMINEES:
☐	FOR ALL NOMINEES	☐	ARTHUR M. BORDEN
		☐	EDWARD L. FLYNN
☐	WITHHOLD AUTHORITY	☐	MARK C. NEILSON
FOR ALL NOMINEES

☐ FOR ALL EXCEPT
(See instructions below)

		FOR	AGAINST	ABSTAIN

(2)	APPROVAL OF AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED 2004 STOCK OPTION PLAN.	☐	☐	☐

(3)	RATIFICATION OF SELECTION OF CROWE CHIZEK AND COMPANY LLC AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.	☐	☐	☐

Returned proxy forms when properly executed will be voted: (1) as specified on the matters listed above; (2) in accordance with the Directors recommendations where a choice is not specified; and (3) in accordance with the judgment of the proxies on any other matters that may properly come before the meeting.

PLEASE DATE AND SIGN BELOW AND MAIL PROMPTLY IN THE ENCLOSED ENVELOPE.

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ☒

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐
Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.